UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2025

Lifeward Ltd.

(Exact Name of Registrant as Specified in its Charter)

Israel	001-36612	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Donald Lynch Blvd. Marlborough, MA	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +508.251.1154

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, par value NIS 1.75	LFWD	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Almog Adar as Chief Financial Officer

On August 13, 2025, Lifeward Ltd. (the “Company”) issued a press release announcing the decision of the Board of Directors of the Company (the “Board”) to appoint Almog Adar as the Company’s Chief Financial Officer and principal financial officer, effective as of August 1, 2025 (the “Effective Date”). Prior to the leadership transition, Mr. Adar served as the Company’s Vice President of Finance, Chief Accounting Officer and principal accounting officer. Mr. Adar will continue to serve as the Company’s principal accounting officer.

Mr. Adar, age 42, has served as the Company’s Vice President of Finance since December 2022 and Chief Accounting Officer since March 2022. From 2020 through December 2022, Mr. Adar served as the Company’s Director of Finance and Corporate Financial Controller. Prior to joining the Company, Mr. Adar served as Controller of Infinya Recycling Ltd. (formerly Amnir Recycling) from January 2018 until December 2019. From January 2016 until December 2017, Mr. Adar served as Assistant Controller of Delta Galil Industries. Mr. Adar received his Bachelor of Arts degree in Accounting and Economics from the Open University of Israel and is a Certified Public Accountant licensed by the Israeli Ministry of Justice.

In connection with Mr. Adar’s appointment as the Company’s Chief Financial Officer, the Company and Mr. Adar entered into a first amendment to employment agreement, effective as of August 1, 2025 (the “Amended Agreement”). Pursuant to the Amended Agreement, Mr. Adar will receive (i) an annual base salary of $315,000, subject to periodic adjustments as may be determined from time to time by the compensation committee of the Board and (ii) an annual performance bonus of up to 35% of his then-annual base salary, subject to the achievement of objectives as determined by the compensation committee of the Board, which will be structured as follows from the Effective Date through December 31, 2025 (such period, the “Retention Period”): (a) Mr. Adar shall be entitled to a retention payment in the total amount of $80,000, which shall be paid in two equal installments, each of which shall be subject to Mr. Adar’s continued employment on the date of payment; and (b) Mr. Adar shall be eligible to earn up to an additional 7% of his base salary, prorated for the Retention Period, based on his achievement of individual metrics and milestones as determined by the Board. Following the Retention Period, any such bonus will be determined in the sole discretion of the Board. Pursuant to the Amended Agreement, Mr. Adar will be granted, under the Company’s 2025 Incentive Compensation Plan (the “Plan”), an option (the “Option”) to purchase 225,000 of the Company’s ordinary shares, par value NIS 1.75 per share, which vests in four equal annual installments beginning on the first anniversary of the grant date, subject to Mr. Adar’s continued service with the Company and subject to the terms of the Plan.

Upon a termination of Mr. Adar’s employment without “Cause” by the Company or resignation for “Good Reason” by Mr. Adar, and subject to Mr. Adar’s execution of a release agreement in the form acceptable to the Company (the “Separation Agreement”), Mr. Adar is entitled to receive: (i) continuation of his base salary for six (6) months (the “Severance Pay”), (ii) payment of his target bonus for the then-current year paid in six (6) substantially equal installments over a six-month period and in accordance with the Company’s standard payroll practices, (iii) reimbursement of monthly health insurance premium equal to the monthly employer contribution that the Company would have made if he had remained employed by the Company until the earliest of (a) the end of the period over which the Company pays the Severance Pay, (b) the date on which Mr. Adar becomes eligible to receive group medical plan benefits from another employer, or (c) the date on which Mr. Adar is no longer eligible to receive such coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”). In addition, if such termination without “Cause” or resignation for “Good Reason” occurs within ninety (90) days prior to a Change of Control (as defined in the Amended Agreement) or twelve (12) months immediately following a Change of Control, and subject to Mr. Adar’s execution of the Separation Agreement, Mr. Adar is entitled to receive: (i) salary continuation at the Base Salary (as defined in the Amendment Agreement) rate for twelve (12) months (the “Change of Control Severance Pay”), (ii) lump-sum payment in an amount equal to his target bonus for the then-current year, (iii) reimbursement of monthly health insurance premium equal to the monthly employer contribution that the Company would have made if he had remained employed by the Company until the earliest of (a) the end of the period over which the Company pays the Change of Control Severance Pay, (b) the date on which Mr. Adar becomes eligible to receive group medical plan benefits from another employer, or (c) the date on which Mr. Adar is no longer eligible to receive such coverage under COBRA, and (iv) accelerated vesting of all unvested restricted stock units and options, which will vest and become immediately exercisable upon the effective date of the termination of Mr. Adar’s employment.

The Amended Agreement contains non-solicitation and non-competition covenants (each of which remains in effect during the term of employment and for a period of 12 months following termination of employment) and confidentiality, trade secrets and inventions clauses.

The foregoing description of the Amended Agreement is qualified in its entirety by reference to the full text of the Amended Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

In addition, Mr. Adar has entered into an indemnification agreement with the Company, which provides for the indemnification of Mr. Adar for certain expenses, including litigation expenses, attorneys’ fees, judgments and settlement amounts incurred by Mr. Adar in any action or proceeding arising out of his service to the Company as Chief Financial Officer.

There are no arrangements or understandings between Mr. Adar and any other persons pursuant to which Mr. Adar was appointed as Chief Financial Officer of the Company. In addition, there are no family relationships between Mr. Adar and any director or executive officer of the Company, and there are no transactions involving Mr. Adar requiring disclosure under Item 404(a) of Regulation S-K.

On August 13, 2025, the Company issued a press release announcing the appointment of Mr. Adar as Chief Financial Officer of the Company. The full text of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
99.1	Press release of Lifeward Ltd., dated August 13, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifeward Ltd.

Dated: August 13, 2025	By:	/s/ William Mark Grant
	Name:	William Mark Grant
	Title:	President and Chief Executive Officer